Corporation No. 743930-0142

AMENDED ARTICLES OF INCORPORATION
OF
CALI HOLDINGS, INC.

Pursuant to Utah Revised Business Corporation Act, Section 16-10a-1006, CALI HOLDINGS, INC. (the “Corporation”) adopts the following Amendment of its Articles of Incorporation:

ARTICLE IV
AUTHORIZED SHARES

The aggregate number of shares the Corporation shall have authority to issue is 250,000,000,000 shares of Common Stock with a par value of $.001 per share. All shares of Common Stock shall have equal rights and preferences and shall have unlimited voting rights as provided in the Utah Revised Business Corporation Act.

The foregoing Amendment was adopted by the Board of Directors and Stockholders of the Corporation. The Amendment was adopted by separate written consents of the Board of Directors and Stockholders dated October 10, 2005, in accordance with Utah Revised Business Corporation Act Section 16-10a-1003. The only Stockholders entitled to vote on the Amendment were holders of 1,471,000,000,000 shares of Common Stock, which are all of the issued and outstanding shares. The total number of votes cast in favor of the Amendment by Common Stock holders was 800,000,000, which is sufficient to approve the Amendment.

IN WITNESS WHEREOF, these Articles of Amendment are executed for and on behalf of the Corporation at its act and deed by the undersigned officer hereunto duly authorized, who certifies that the facts herein stated are true this 10th day of October 2005.

CALI HOLDINGS, INC.

/s/ James Jenkins
James Jenkins
President and CEO

Corporation No. 743930-0142

STATE OF FLORIDA	)
_______________________________	)SS:
COUNTY OF ORANGE	)

On this 10th day of October 2005, personally appeared before me the undersigned, a Notary Public, James Jenkins who by me first duly sworn, declare that he is the president of the above named corporation, that he signed the foregoing Articles of Amendment to the Articles of the Incorporation, and that the statements contained therein are true.

WITNESS MY HAND OF OFFICIAL SEAL.

Notary Public